Exhibit 99.1

RELEASE
June 2024

DZS Completes NetComm Acquisition
Acquisition creates comprehensive broadband networking, connectivity and cloud software company focused on Americas, Europe, Middle East, Africa and Australia/New Zealand
DALLAS, Texas, USA, June 3, 2024 – DZS (Nasdaq: DZSI), a developer of Network Edge, Connectivity and Cloud Software solutions enabling broadband everywhere, today announced it has completed its acquisition of NetComm Wireless Pty Ltd. (NetComm).
“The NetComm acquisition underscores our commitment to provide communications service providers and enterprise customers with a comprehensive set of connectivity solutions that has now been expanded to include distribution point units (DPUs), WiFi, Fixed Wireless Access (FWA) and industrial Internet of things (IIoT) products,” said Charlie Vogt, President and CEO, DZS. “With NetComm’s market-leading connectivity solutions, DZS enhances its overall portfolio with differentiated solutions to capitalize on our broadband anywhere vision and go-to-market strategy.”
In conjunction with the acquisition, EdgeCo LLC (EdgeCo), a global investment firm specializing in mergers & acquisitions and flexible financial solutions, increased its financial support of DZS aligned with management and their vision and go-to-market strategy.
“The investment team at EdgeCo and our affiliates have been following the evolution of DSL to PON for more than 20 years and upon Charlie Vogt’s appointment as President & CEO of DZS in 2020, we increased our focus across the broadband market segment,” said Robert Binkele, Managing Director, EdgeCo. “With great anticipation of the United States and other government broadband stimulus programs to be released during the 2H24 and into 2025, and service providers depleting what appears to have been an over-rotation of inventory, we believe that DZS is well-positioned across the North America, EMEA and now ANZ market segments as service providers return to normal purchasing cycles.”
The combination of DZS’ Broadband Networking and Cloud Software portfolio with NetComm’s Fiber Extension, Connected Home, FWA and IIoT portfolio and patents creates a comprehensive, flexible, intelligent, easy-to-install and operate broadband networking and connectivity portfolio.
DZS’ broadband solutions are uniquely designed for the network edge, including the connected devices that interface with subscribers, enterprise users and machines, and the cloud software that orchestrates, automates and optimizes the experience for end users and network operators. Leveraging higher performance, lower latency and measured quality-of-service optimized for broadband everywhere, including licensed wireless and WiFi complemented by AI-influenced software solutions, DZS is redefining how optical networking and intelligent software simplify and unify broadband services at the network edge.
Key benefits and NetComm connectivity portfolio:
1.Expanded Customer Footprint: NetComm’s customers encompass the United States, Canada, Europe, Australia and New Zealand (ANZ) and Latin America. The combined portfolio of customers enables DZS to provide service providers and enterprise customers with a comprehensive broadband networking, connectivity and cloud software portfolio.

2.Technology:
◦Connected Home: WiFi 6/6E/7 solutions
◦Fiber Extension: DPU solutions for multiple dwelling units (MDUs) and fiber-to-the-curb applications
◦Fixed Wireless Access (FWA): 4G/5G and 5G millimeter wave solutions
◦Connected Enterprise: IIoT connectivity solutions leveraging 4G/5G wireless and WiFi technologies
1.Software Expansion: DZS will integrate its network assurance and WiFi experience management solutions with NetComm’s Connected Home, Fiber Extension and FWA solutions.
2.Increased Scale: NetComm increases the scale of DZS providing new growth opportunities across the combined customer and regional landscape.
About DZS Inc.
DZS Inc. (Nasdaq: DZSI) a developer of Network Edge, Connectivity and Cloud Software solutions enabling broadband everywhere.
DZS, the DZS logo, and all DZS product names are currently trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen effects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.
For further information see: www.DZSi.com.
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Investor Inquiries:
Ted Moreau, Vice President, Investor Relations
Email: IR@dzsi.com
Press Inquiries:
Kenny Vesey, Thatcher+Co.
Phone: +1 973.518.3644
Email: kvesey@thatcherandco.com